EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference of our report dated January 2, 2002, relating to the financial statements of Carolina National Corporation, in the Registration Statement of Form SB-2 and Prospectus, and to the reference to our firm therein under the caption "Accounting Matters."


                                               Elliott Davis, LLP


Greenville, South Carolina
January 9, 2002